UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 27, 2007

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Revolving Credit Facilities

On November 27, 2007, Transocean Inc. (“Transocean”) entered into a credit agreement for a five-year, $2.0 billion revolving credit facility (the “Five-Year Revolving Credit Facility”) with the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders and as an issuing bank of the letters of credit under the Five-Year Revolving Credit Facility, Citibank, N.A., as syndication agent for the lenders and as an issuing bank of the letters of credit under the Five-Year Revolving Credit Facility, Calyon Corporate and Investment Bank, as co-syndication agent, and Credit Suisse, Cayman Islands Branch and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents for the lenders.

Transocean may make borrowings under the Five-Year Revolving Credit Facility at either (1) a base rate, determined as the greater of (A) the prime loan rate of JPMorgan Chase Bank or (B) the federal funds effective rate plus ½ of 1%, or (2) the reserve adjusted London Interbank Offer Rate (“LIBOR”) plus the applicable margin, which is based upon Transocean’s non-credit enhanced senior unsecured long-term debt rating (“Debt Rating”) (a margin of 0.26%, based on its current Debt Rating). A facility fee, varying from 0.07% to 0.17% depending on Transocean’s Debt Rating, is incurred on the daily amount of the underlying commitment, whether used or unused, throughout the term of the facility. A utilization fee, varying from 0.05% to 0.10% depending on Transocean’s Debt Rating , is payable if amounts outstanding under the Five-Year Revolving Credit Facility are greater than or equal to 50% of the total underlying commitment.

The Five-Year Revolving Credit Facility may be prepaid in whole or in part without premium or penalty.

The Five-Year Revolving Credit Facility contains certain covenants that are applicable during the period in which any borrowings are outstanding, including a maximum leverage ratio (requiring a ratio no greater than 3.50 to 1.00 as of June 30, 2008 and 3.00 to 1.00 thereafter) and a debt to capitalization ratio (requiring a ratio of no greater than 0.6 to 1.0). Other provisions of this facility include limitations on creating liens, incurring subsidiary debt, transactions with affiliates, sale/leaseback transactions and mergers and sale of substantially all assets. Should Transocean fail to comply with these covenants, Transocean would be in default and may lose access to this facility. Borrowings under the Five-Year Revolving Credit Facility are subject to acceleration upon the occurrence of events of default. Transocean is also subject to various covenants under the indentures pursuant to which its public debt was issued, including restrictions on creating liens, engaging in sale/leaseback transactions and engaging in certain merger, consolidation or reorganization transactions. A default under Transocean’s public debt could trigger a default under the Five-Year Revolving Credit Facility and, if not waived by the lenders, could cause Transocean to lose access to this facility.

Warrant Agreement Amendment

On November 27, 2007, Transocean also entered into an amendment to the warrant agreement (the “Warrant Amendment”) between Transocean and The Bank of New York, as warrant agent. The Warrant Amendment provides that the warrantholders may receive, upon exercise of their warrants, the same consideration that a warrantholder would have owned immediately after the Reclassification (as defined below) if the warrantholder had exercised its warrant immediately before the Reclassification.

Supplemental Indenture

On November 27, 2007, Transocean Worldwide Inc., a direct wholly owned subsidiary of Transocean (“Transocean Worldwide”) executed a supplemental indenture (the “Supplemental Indenture”) to assume the obligations of GlobalSantaFe Corporation (“GlobalSantaFe”) under the indenture dated as of February 1, 2003 (the “5% Notes Indenture”) between GlobalSantaFe and Wilmington Trust Company, as trustee, relating to the 5% Notes due 2013 of GlobalSantaFe (the “5% Notes”). As of November 26, 2007, approximately $250 million principal amount of the 5% notes were outstanding. In addition, as of November 26, 2007, approximately $300 million principal amount of 7% notes due 2028 issued by Global Marine Inc., formerly a subsidiary of GlobalSantaFe and now a subsidiary of Transocean Worldwide (the “7% Notes”), under the indenture dated as of September 1, 1997 (as supplemented, the “7% Notes Indenture”) with Wilmington Trust Company, as trustee, were outstanding.

The issuer may redeem the 7% Notes and the 5% Notes in whole at any time, or in part from time to time, at a price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of redemption, plus a premium, if any, relating to the then-prevailing Treasury Yield and the remaining life of the notes. The indentures relating to the 5% Notes and the 7% Notes contain limitations on the issuer’s ability to incur indebtedness for borrowed money secured by certain liens and on its ability to engage in certain sale/leaseback transactions. The 5% Notes are the obligation of Transocean Worldwide and the 7% Notes are the obligation of Global Marine Inc., and Transocean has not guaranteed either obligation.

Benefit Plans

On November 27, 2007, Transocean established a special transition severance plan for certain U.S. payroll employees of Transocean and GlobalSantaFe involuntarily terminated during the period November 27, 2007 through November 27, 2009 (the “Severance Plan”). The Severance Plan covers persons who (1) were shore-based employees of Transocean and GlobalSantaFe immediately prior to the date of the completion of the Transactions, (2) remain continuously employed by Transocean until the date of their termination, (3) do not have an individual employment or severance agreement with Transocean or GlobalSantaFe, (4) are not eligible to participate in the Transocean Executive Change of Control Severance Benefit policy, (5) are terminated involuntarily and not for cause during the two-year period ending November 27, 2009 (6) and timely execute a required form of waiver and release.

The amount of the severance benefit equals (1) one month of base pay for every $20,000 of the employee’s annual base salary, plus (2), for employees with 10 or fewer years of service, one week of base pay for every year of service; for employees with 10 or more years through 20 years of service, 10 weeks of base pay plus two weeks of base pay for every year of service in excess of 10 years; and for employees with more than 20 years of service, 30 weeks of base pay plus three weeks of base pay for every year of service in excess of 20 years, plus (3) two weeks of base pay. For this purpose, base salary in excess of a $20,000 increment and partial years of service will be pro rated. Notwithstanding the foregoing, in no event will the severance benefit be less than 26 weeks or more than 104 weeks of the employee’s weekly base pay.

In addition to the severance benefit, affected employees are eligible to elect coverage under specified medical, retiree medical, dental and employee assistance plans until the earlier of the date the employee becomes eligible for other employer coverage and the expiration of the number of weeks that corresponds to the number of weeks used to calculate the severance benefit. Certain affected employees are also granted age, earnings and service credit for retirement purposes. Also, any employee who qualifies for the benefit will be treated as having been terminated for convenience of Transocean pursuant to the terms of any benefit plan, award or agreement in effect on November 27, 2007, to the extent applicable.

Transocean maintains the U.S. Supplemental Retirement Benefit Plan (the “SERP”) to provide certain employees the replacement value of retirement benefits which are limited under a tax-qualified retirement plan due to tax limitations on includible pay and benefits.  Effective November 27, 2007, the SERP was amended to credit certain terminated employees with age, earnings and service benefits described in the Severance Plan and similar severance arrangements (“Severance Credits”).  The SERP provides credit for age, service and earnings during the salary continuation period after termination in which severance is paid, or if an eligible employee receives severance in a lump sum, the lump sum is considered to be paid out over a period of time in order to provide the value of the Severance Credits.

In order to comply with Section 409A of the Internal Revenue Code (“Section 409A”), the SERP was also amended to provide for a lump-sum form of payment within 90 days after a participant’s termination of employment and a six-month delay on benefits payable to “specified employees” under Section 409A.

The Board of Directors of GlobalSantaFe Corporate Services Inc. approved the amendment and restatement of the GlobalSantaFe Pension Equalization Plan (the “PEP”), effective November 27, 2007.  Specifically, the amendment provided additional methodology for calculating the benefits of certain terminated employees to be credited with age, earnings and service for the period during which such terminated employees receive severance payments in the form of salary continuation (or an equivalent period for terminated employees who receive a lump sum severance payment) (the “Severance Period”).  In addition, the amendment clarified that those terminated employees who are ineligible to receive similar credit for age, earnings and service during the Severance Period under the qualified defined benefit plan would receive full credit for the Severance Period under the PEP.

The descriptions of the Five-Year Revolving Credit Facility, the Warrant Amendment, the 5% Notes Indenture, the Supplemental Indenture, the form of the 7% Notes, the terms of the 7% Notes, the 7% Notes Indenture, the form of the 5% notes, the terms of the 5% notes, the Severance Plan, the SERP and the PEP are summaries and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 10.2, 10.11 and 10.12, respectively, and incorporated herein by reference.

Item 1.02               Termination of a Material Definitive Agreement.

On November 27, 2007, Transocean terminated its existing $1.0 billion, five-year revolving credit facility expiring in July 2011 (the “Prior Revolving Credit Facility”). The Prior Revolving Credit Facility bore interest, at Transocean’s option, at a base rate or at the LIBOR plus a margin that could vary from 0.19% to 0.58% depending on Transocean’s Debt Rating. A facility fee, varying from 0.06% to 0.17% depending on Transocean’s Debt Rating, was incurred on the daily amount of the underlying commitment, whether used or unused, throughout the term of the facility. A utilization fee, varying from 0.05% to 0.10% depending on Transocean’s Debt Rating, was payable if amounts outstanding under the Prior Revolving Credit Facility were greater than or equal to 50% of the total underlying commitment. The Prior Revolving Credit Facility required compliance with various covenants, including a debt to total tangible capitalization ratio, as defined by the Prior Revolving Credit Facility, of not greater than 60%.

The repayment of outstanding borrowings under, and the termination of, the Prior Revolving Credit Facility were conditions to borrowing under the Bridge Loan Facility (as defined below). There were no termination penalties incurred by Transocean in connection with the termination of the Prior Revolving Credit Facility.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On November 27, 2007, Transocean completed its proposed transactions with GlobalSantaFe. Under the terms of the Agreement and Plan of Merger dated as of July 21, 2007 (the “Merger Agreement”) among Transocean, GlobalSantaFe and Transocean Worldwide, GlobalSantaFe merged with Transocean Worldwide by way of a scheme of arrangement qualifying as an amalgamation under Cayman Islands law, with Transocean Worldwide continuing as the surviving entity (the “Merger”). Immediately prior to the effective time of the Merger, each outstanding ordinary share, par value $0.01 per share, of Transocean (the “Transocean Ordinary Shares”) was reclassified by way of a scheme of arrangement under Cayman Islands law (the “Reclassification” and, together with the Merger, the “Transactions”) into (1) 0.6996 Transocean Ordinary Shares (the “Transocean Share Consideration”) and (2) $33.03 in cash (the “Transocean Cash Consideration” and, together with the Transocean Share Consideration, the “Transocean Reclassification Consideration”). At the effective time of the Merger, each outstanding ordinary share, par value $0.01 per share, of GlobalSantaFe (the “GlobalSantaFe Ordinary Shares”) was exchanged for (1) 0.4757 Transocean Ordinary Shares (after giving effect to the Reclassification) and (2) $22.46 in cash (the “GlobalSantaFe Cash Consideration”).

At a meeting of shareholders held on November 9, 2007, Transocean’s shareholders approved the Reclassification, the issuance of Transocean Ordinary Shares to GlobalSantaFe shareholders in the Merger and the amendment and restatement of Transocean’s articles and memorandum of association. At a hearing held on November 20, 2007, the Grand Court of the Cayman Islands approved the Reclassification and the Merger.

As a result of the Reclassification, Transocean expects to issue, in the aggregate, approximately 208,364,000 Transocean Ordinary Shares and pay a total of approximately $9,815,920,000 in cash in exchange for the issued and outstanding Transocean Ordinary Shares as of the effective time of the Reclassification (including Transocean Ordinary Shares issued in connection with the vesting of Transocean deferred units and restricted shares).

As a result of the Merger, Transocean expects to issue, in the aggregate, approximately 107,577,000 Transocean Ordinary Shares and pay a total of approximately $5,087,793,000 in cash in exchange for the issued and outstanding GlobalSantaFe Ordinary Shares. Transocean also assumed stock options and stock appreciation rights exercisable for approximately 1,880,000 Transocean Ordinary Shares.

At the effective time of the Reclassification, all outstanding options to acquire Transocean ordinary shares remained outstanding and became fully vested and exercisable. In addition, each option to acquire Transocean Ordinary Shares was adjusted in connection with the Reclassification to be exercisable for a number of Transocean Ordinary Shares equal to the number of Transocean Ordinary Shares for which such option was exercisable immediately prior to the Reclassification multiplied by 0.9392 (rounded down to the nearest whole share) with a per share exercise price equal to the exercise price of the option immediately prior to the reclassification divided by 0.9392 (rounded up to the nearest whole cent).

All Transocean deferred units and restricted shares were exchanged for the same consideration for which each outstanding ordinary share of Transocean was exchanged in the Reclassification. However, the share consideration with respect to deferred unit and restricted share awards made between July 21, 2007 and the closing of the Transactions remained subject to the vesting restrictions set forth in the applicable award agreement.

Transocean will account for the Merger using the purchase method of accounting.

GlobalSantaFe was one of the largest offshore oil and gas drilling contractors and a leading provider of drilling management services worldwide. As a result of the Merger, Transocean will own or operate GlobalSantaFe’s contract drilling fleet of 37 premium jackup rigs; six heavy-duty, harsh environment jackups; 11 semisubmersibles and three dynamically positioned, ultra-deepwater drillships, as well as two semisubmersibles owned by third parties and operated under a joint venture agreement. In addition, as a result of the Merger, Transocean expects to take delivery of a new ultra-deepwater semisubmersible in 2009 and a new ultra-deepwater drillship in 2010. Of the 16 floaters in GlobalSantaFe’s fleet as of November 26, 2007, Transocean characterizes 6 as High-Specification Floaters and 10 as Other Floaters.

The following table lists the rigs in GlobalSantaFe’s fleet as of November 26, 2007, indicating the year each rig was placed in service, each rig’s maximum water and drilling depth capabilities, as currently equipped and current location:

	YEAR PLACED IN SERVICE	MAXIMUM WATER DEPTH CAPABILITY	DRILLING DEPTH CAPABILITY	LOCATION
Heavy-Duty Harsh-Environment Jackups
GSF Galaxy I	1991	400 ft.	30,000 ft.	North Sea
GSF Galaxy II	1998	400 ft.	30,000 ft.	North Sea
GSF Galaxy III	1999	400 ft.	30,000 ft.	North Sea
GSF Magellan	1992	350 ft.	30,000 ft.	North Sea
GSF Monitor	1989	350 ft.	30,000 ft.	Trinidad & Tobago
GSF Monarch	1988	350 ft.	30,000 ft.	North Sea

Cantilevered Jackups

GSF Constellation I	2003	400 ft.	30,000 ft.	Trinidad & Tobago
GSF Constellation II	2004	400 ft.	30,000 ft.	Egypt
GSF Baltic	1983	375 ft.	25,000 ft.	West Africa
GSF Adriatic II	1981	350 ft.	25,000 ft.	West Africa
GSF Adriatic III	1982	350 ft.	25,000 ft.	U.S. Gulf of Mexico
GSF Adriatic IX	1981	350 ft.	20,000 ft.	West Africa
GSF Adriatic X	1982	350 ft.	25,000 ft.	Mediterranean Sea
GSF Key Manhattan	1980	350 ft.	25,000 ft.	Mediterranean Sea
GSF Key Singapore	1982	350 ft.	25,000 ft.	Mediterranean Sea
GSF Adriatic VI	1981	328 ft.	20,000 ft.	West Africa
GSF Adriatic VIII	1983	328 ft.	25,000 ft.	West Africa
GSF Adriatic I	1981	300 ft.	25,000 ft.	West Africa
GSF Adriatic V	1979	300 ft.	20,000 ft.	West Africa
GSF Adriatic XI	1983	300 ft.	25,000 ft.	Southeast Asia
GSF Compact Driller	1993	300 ft.	25,000 ft.	Southeast Asia
GSF Galveston Key	1978	300 ft.	25,000 ft.	Southeast Asia
GSF Key Gibraltar	1976	300 ft.	25,000 ft.	Southeast Asia
GSF Key Hawaii	1983	300 ft.	25,000 ft.	Middle East
GSF Labrador	1983	300 ft.	25,000 ft.	North Sea
GSF Main Pass I	1982	300 ft.	25,000 ft.	Middle East
GSF Main Pass IV	1982	300 ft.	25,000 ft.	Middle East

	YEAR PLACED IN SERVICE	MAXIMUM WATER DEPTH CAPABILITY	DRILLING DEPTH CAPABILITY	LOCATION
GSF Parameswara	1993	300 ft.	25,000 ft.	Southeast Asia
GSF Rig 134	1982	300 ft.	20,000 ft.	Southeast Asia
GSF Rig 136	1982	300 ft.	25,000 ft.	Southeast Asia
GSF High Island II	1979	270 ft.	20,000 ft.	Middle East
GSF High Island IV	1980	270 ft.	20,000 ft.	Middle East
GSF High Island V	1981	270 ft.	20,000 ft.	West Africa
GSF High Island I	1979	250 ft.	20,000 ft.	U.S. Gulf of Mexico
GSF High Island VII	1982	250 ft.	20,000 ft.	West Africa
GSF High Island VIII	1982	250 ft.	20,000 ft.	U.S. Gulf of Mexico
GSF High Island IX	1983	250 ft.	20,000 ft.	West Africa
GSF Rig 103	1974	250 ft.	20,000 ft.	Middle East
GSF Rig 105	1975	250 ft.	20,000 ft.	Middle East
GSF Rig 124	1980	250 ft.	20,000 ft.	Middle East
GSF Rig 127	1981	250 ft.	20,000 ft.	Middle East
GSF Rig 141	1982	250 ft.	20,000 ft.	Middle East
GSF Britannia	1968	200 ft.	20,000 ft.	North Sea

Semisubmersibles

GSF Development Driller I	2005	7,500 ft.	37,500 ft.	U.S. Gulf of Mexico
GSF Development Driller II	2005	7,500 ft.	37,500 ft.	U.S. Gulf of Mexico
GSF Celtic Sea	1998	5,750 ft.	25,000 ft.	Brazil
GSF Arctic I	1983	3,400 ft.	25,000 ft.	U.S. Gulf of Mexico
GSF Rig 135	1983	2,400 ft.	25,000 ft.	West Africa
GSF Rig 140	1983	2,400 ft.	25,000 ft.	Angola
GSF Aleutian Key	1976	2,300 ft.	25,000 ft.	West Africa
GSF Arctic III	1984	1,800 ft.	25,000 ft.	North Sea
GSF Arctic IV	1983	1,800 ft.	25,000 ft.	North Sea
GSF Grand Banks	1984	1,500 ft.	25,000 ft.	Eastern Canada
GSF Arctic II	1982	1,200 ft.	25,000 ft.	North Sea

Drillships

GSF C.R. Luigs	2000	10,000 ft.	35,000 ft.	U.S. Gulf of Mexico
GSF Jack Ryan	2000	10,000 ft.	35,000 ft.	West Africa
GSF Explorer	1998	7,800 ft.	30,000 ft.	Angola

Third-Party Owned Semisubmersibles

Dada Gorgud	1980	1,558 ft.	25,000 ft.	Azerbaijan
Istiglal	1991	1,558 ft.	25,000 ft.	Azerbaijan

GlobalSantaFe provided, and now Transocean will provide, drilling management services primarily on a turnkey basis through a wholly owned subsidiary, Applied Drilling Technology Inc. (“ADTI”), and through ADT International, a division of one of Transocean Worldwide’s U.K. subsidiaries. ADTI operates primarily in the U.S. Gulf of Mexico, and ADT International operates primarily in the North Sea. Under a typical turnkey arrangement, it will assume responsibility for the design and execution of a well and deliver a logged or cased hole to an agreed depth for a guaranteed price, with payment contingent upon successful completion of the well program. As part of ADTI’s turnkey drilling services, it provides planning, assuming greater risk. In addition to turnkey arrangements, drilling management services also participates in project management operations. In ADTI’s project management operations it provides certain planning, management and engineering services, purchases equipment and provides personnel and other logistical services to customers. ADTI’s project management services differ from turnkey drilling services in that the customer retains control of the drilling operations and thus retains the risk associated with the project. ADTI’s drilling management services business is subject to the usual risks associated with having a limited number of customers for its services.

GlobalSantaFe conducted, and now Transocean will conduct, oil and gas exploration, development and production activities through its oil and gas division. GlobalSantaFe acquired interests in oil and gas properties principally in order to facilitate the awarding of turnkey contracts for its drilling management services operations. These oil and gas activities are conducted primarily in the United States offshore Louisiana and Texas and in the U.K. sector of the North Sea.

GlobalSantaFe’s contract drilling revenue backlog at September 30, 2007 totaled approximately $9.5 billion, consisting of $9.3 billion related to executed contracts and $0.2 billion related to customer commitments for which contracts had not yet been executed. As of such date, approximately $1.0 billion of the $9.5 billion backlog was expected to be realized during the remainder of 2007. GlobalSantaFe’s contract drilling backlog at December 31, 2006 was $10.6 billion.

GlobalSantaFe’s total capital expenditures for 2007 were estimated as of September 30, 2007 to be approximately $782 million, including $141 million in construction costs for the GSF Development Driller III, $108 million in construction costs for its new drillship, $174 million for major upgrades to its fleet, including $87 million relating to the four rigs moved to Saudi Arabia, $278 million for other purchases and replacements of capital equipment, $19 million for capitalized interest, and $62 million (net of intersegment eliminations) for oil and gas operations.

For the year ended December 31, 2006, GlobalSantaFe’s total average rig utilization was 95%. For the three months ended September 30, 2007 and 2006, GlobalSantaFe’s total average rig utilization was 96% and 97%, respectively. For the nine months ended September 30, 2007 and 2006, GlobalSantaFe’s total average rig utilization was 92% and 95%, respectively.

For the year ended December 31, 2006, GlobalSantaFe’s average revenues per day was $122,600. For the three months ended September 30, 2007 and 2006, GlobalSantaFe’s average revenues per day was $185,200 and $130,500, respectively. For the nine months ended September 30, 2007 and 2006, GlobalSantaFe’s average revenues per day was $174,300 and $115,400, respectively. GlobalSantaFe’s average revenues per day is the ratio of GlobalSantaFe’s rig-related contract drilling revenues divided by the aggregate contract days. The calculation of average revenues per day excludes non-rig related revenues, consisting primarily of cost reimbursements, totaling $82 million, for the year ended December 31, 2006. Average revenues per day including these reimbursed expenses would have been $126,700 for this period. The calculation of average revenues per day excludes non-rig related revenues, consisting primarily of cost reimbursements, totaling $16.4 million and $55.1 million, respectively, for the three and nine months ended September 30, 2007. Average revenues per day including these reimbursed expenses would have been $188,300 and $178,000 for the respective periods. The calculation of average revenues per day for the three and nine months ended September 30, 2006 excludes non-rig related revenues, consisting primarily of cost reimbursements, totaling $17.4 million and $60.5 million, respectively. Average revenues per day including these reimbursed expenses would have been $133,800 and $119,400 for the respective periods.

There were no material relationships between Transocean and GlobalSantaFe prior to the consummation of the Merger, other than a February 2007 settlement agreement with

GlobalSantaFe arising out of a prior legal proceeding relating to its infringement of Transocean’s offshore dual activity drilling technology patents.

The foregoing summary of the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Transocean’s Current Report on Form 8-K filed on July 23, 2007 and is incorporated herein by reference.

On November 26, 2007, Transocean issued a press release (the “November 26 Press Release”) regarding an announcement by the Office of Fair Trading for the United Kingdom with respect to the Transactions. In connection with seeking regulatory approvals from the Office of Fair Trading for the United Kingdom, Transocean expects to dispose of two GlobalSantaFe floaters working in the U.K. sector of the North Sea. The November 26 Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 27, 2007, Transocean issued a press release (the “November 27 Press Release”) announcing the completion of the Transactions. The November 27 Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 27, 2007, Transocean borrowed $15.0 billion under its one-year, $15.0 billion senior unsecured bridge loan facility (the “Bridge Loan Facility”) with Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and other lenders. Transocean made the borrowings under the Bridge Loan Facility at the reserve adjusted LIBOR plus the applicable margin, which is based upon Transocean’s Debt Rating (a margin of 0.4%, based on its current Debt Rating). The borrowings under the Bridge Loan Facility bear an initial weighted average interest rate of 5.21% and were used to fund the Transocean Cash Consideration and the GlobalSantaFe Cash Consideration.

On November 21, 2007, Transocean entered into an amendment (the “Bridge Loan Facility Amendment”) to the Bridge Loan Facility with the lenders in order to, among other things, provide for an escrow arrangement in connection with the completion of the Transactions and to permit Transocean to enter into a 364-day revolving credit facility.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.  The descriptions of the Bridge Loan Facility and the Bridge Loan Facility Amendment are summaries and does not purport to be complete and are qualified in thier entirety by reference to the provisions of the Bridge Loan Facility and the Bridge Loan Facility Amendment, which are incorporated by reference in this Current Report on Form 8-K as Exhibit 4.11 and Exhibit 4.12, respectively.

Item 3.03.              Material Modification to Rights of Security Holders.

Pursuant to the Reclassification, each outstanding Transocean Ordinary Share was reclassified by way of a scheme of arrangement under Cayman Islands law into the right to receive the Transocean Reclassification Consideration.

Item 5.01.              Changes in Control of the Registrant.

The information included under Item 2.01, Item 2.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference under this Item 5.01.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of November 27, 2007, after the completion of the Transactions and pursuant to the terms of the Merger Agreement and Transocean’s amended and restated articles of association, Transocean’s board of directors consists of 14 members, which includes seven directors previously designated by Transocean’s board of directors and seven directors previously designated by GlobalSantaFe’s board of directors. Transocean designated the following directors who previously served on the Transocean board:  Victor E. Grijalva (Class I), Robert L. Long (Class I), Martin B. McNamara (Class III), Kristian Siem (Class II), Robert M. Sprague (Class II), Ian C. Strachan (Class III) and J. Michael Talbert (Class I). GlobalSantaFe designated the following directors who previously served on the GlobalSantaFe board:  W. Richard Anderson (Class I), Thomas W. Cason (Class II), Richard L. George (Class I), Jon A. Marshall (Class III), Edward R. Muller (Class I), Robert E. Rose (Class III) and John L. Whitmire (Class II). The terms of Class I, II and III directors will expire at Transocean’s annual general meetings in 2009, 2010 and 2008, respectively. In accordance with Transocean’s articles of association, until November 27, 2009, any vacancy on Transocean’s board of directors will be filled as follows: if the vacancy relates to a director who was a Transocean director prior to the completion of the Transactions, then by the other Transocean directors, and if the vacancy relates to a director who was a GlobalSantaFe director prior to the completion of the Transactions, then by the other GlobalSantaFe directors. In addition, each committee of the board of directors will be comprised of an equal number of directors designated by Transocean and GlobalSantaFe, with directors designated by GlobalSantaFe serving as chairmen of the audit and executive compensation committees and with directors designated by Transocean serving as chairmen of the corporate governance and finance and benefit committees. Transocean has agreed to use all reasonable best efforts to maintain these allocations until November 27, 2009, the second anniversary of the closing date of the Transactions.

In connection with the completion of the Transactions and pursuant to the terms of the Merger Agreement and Transocean’s amended and restated articles of association, as of November 27, 2007, Mark A. Hellerstein, Arthur Lindenauer, Judy J. Kelly, Roberto L. Monti and Michael E. McMahon ceased to serve on Transocean’s board of directors.

As of November 27, 2007, after the completion of the Transactions, the committees of the board of directors of Transocean were constituted as follows:

Finance and Benefits

Kristian Siem (Chairman)

J. Michael Talbert

Richard L. George

W. Richard Anderson

Executive Compensation

John L. Whitmire (Chairman)

Robert M. Sprague

Ian C. Strachan

Edward R. Muller

Audit

Thomas W. Cason (Chairman)

Ian C. Strachan

Victor E. Grijalva

W. Richard Anderson

Corporate Governance

Martin B. McNamara (Chairman)

J. Michael Talbert

Edward R. Muller

Richard L. George

As of November 27, 2007, after the completion of the Transactions and pursuant to the terms of the Merger Agreement, the following individuals serve as executive officers of Transocean: Robert L. Long, Chief Executive Officer; Jon A. Marshall, President and Chief Operating Officer; Jean P. Cahuzac, Executive Vice President, Asset Management (prior to the completion of the Transactions, the President of Transocean); Steven L. Newman, Executive Vice President, Operations (prior to the completion of the Transactions, the Chief Operating Officer of Transocean); Eric B. Brown, Senior Vice President and General Counsel; Gregory L. Cauthen, Senior Vice President and Chief Financial Officer; David J. Mullen, Senior Vice President, Marketing and Corporate Strategy; and Cheryl D. Richard, Senior Vice President, Human Resources and Information Technology. In addition, John H. Briscoe remained the Vice President and Controller of Transocean, an executive officer.

Mr. Marshall has been GlobalSantaFe’s President and Chief Executive Officer since May 2003. He previously served as Executive Vice President and Chief Operating Officer of GlobalSantaFe from 2001 to May 2003.

Ms. Richard has been GlobalSantaFe’s Senior Vice President, Human Resources since 2003. Prior to joining GlobalSantaFe, Ms. Richard was Vice President, Human Resources with Chevron Phillips Chemical Company from 2000 to 2003, prior to which she served in a variety of positions with Phillips Petroleum Company (now ConocoPhillips), including operational, commercial and international positions.

Under Transocean’s Performance Award and Cash Bonus Plan, upon a change of control as defined in the plan, plan participants will be deemed to have fully attained all performance objectives under the plan. The Transactions constituted a change of control for purposes of the plan. Therefore, performance awards for the portion of the performance period prior to the change of control were deemed to be the maximum amount of the award that could have been earned assuming full attainment of the performance objectives. Transocean’s executive officers participate in this plan and will receive the following payments for 2007 as a result of the Transactions:  Mr. Long ($1,949,875), Mr. Cahuzac ($939,164), Mr. Newman ($667,672), Mr. Brown ($488,211), Mr. Cauthen ($561,094), Mr. Mullen ($394,844) and Mr. Briscoe ($177,347). The aggregate amount expected to be earned by all employees under the plan is approximately $85 million.

Transocean’s amended and restated articles of association provide that, until November 27, 2009, Robert E. Rose will serve as chairman of the board of directors; Robert L. Long will serve as Chief Executive Officer; and Jon A. Marshall will serve as President and Chief Operating Officer, unless such person is removed or replaced by the affirmative vote of two-thirds of the entire board of directors of Transocean.

Immediately prior to the completion of the Transactions, Transocean Offshore Deepwater Drilling Inc., a subsidiary of Transocean, entered into novation agreements with GlobalSantaFe and certain executives of GlobalSantaFe with respect to the GlobalSantaFe severance agreements for Jon A. Marshall, W. Matt Ralls, Michael R. Dawson, James L. McCulloch, Roger B. Hunt, Cheryl D. Richard, R. Blake Simmons and Stephen E. Morrison. The form of novation agreement is included as Exhibit 10.1 to this Current Report on Form 8-K, the form of GlobalSantaFe executive officer severance agreement is included as Exhibit 10.2 to this Current Report on Form 8-K, and each such document is incorporated herein by reference.

Jon Marshall’s severance agreement provides severance benefits in the event of termination of employment other than for “cause” or in the event of voluntary termination for “good reason” (as such terms are defined in the agreement). If there is a change in control (and the approval of the Merger by the shareholders of GlobalSantaFe constituted such a change of control) and Mr. Marshall has a qualifying termination of employment within the three years following the change in control, the severance benefits include:

• three times annual base salary paid as salary continuation;

• a lump sum equal to three times the highest bonus paid or payable in any one year to Mr. Marshall in the prior three years;

• gross-up for any applicable parachute excise tax;

• extension of health, dental and life insurance benefits for the salary continuation period (upon employment by another employer, health and dental benefits become secondary to any provided by the new employer);

• immediate vesting and payment of Mr. Marshall’s GlobalSantaFe Supplemental Executive Retirement Plan benefit as if the executive had attained at least age 55 and at least five years of service, thereby entitling Mr. Marshall to normal retirement benefits commencing at any time on or after Mr. Marshall’s normal retirement date, or early retirement benefits commencing at any time on or after he attains or would have attained age 55;

• immediate eligibility for non-pension post-retirement benefits as if age 55;

• distribution of deferred compensation under the GlobalSantaFe non-qualified deferred compensation plan; and

• for purposes of calculating the executive’s pension plan benefits, continued accrual of service for the salary continuation period.

Mr. Marshall’s current base salary as President and Chief Operating Officer is $850,000.

In connection with the Merger, Transocean assumed all of GlobalSantaFe’s stock plans. All of Mr. Marshall’s options to acquire GlobalSantaFe ordinary shares and GlobalSantaFe stock-settled stock appreciation rights, or GlobalSantaFe SARs, outstanding became (1) vested and exercisable at the time of the completion of the Merger and (2) exercisable for Transocean Ordinary Shares immediately following the effective time of the Merger. In addition, these options and SARs were modified to remain exercisable for their full scheduled term in the event the Mr. Marshall is involuntarily terminated for any reason other than cause within twelve months after the effective time of the Merger. The Global Marine Inc. 1989 Stock Option Plan, as amended, the Global Marine Inc. 1990 Non-Employee Director Stock Option Plan, as amended, the Santa Fe International Corporation 1997 Non-Employee Director Stock Option Plan, as amended, the Santa Fe International Corporation 1997 Long-Term Incentive Plan, as amended, the GlobalSantaFe Corporation 1998 Stock Option and Incentive Plan, as amended, the GlobalSantaFe Corporation 2001 Non-Employee Director Stock Option and Incentive Plan, the GlobalSantaFe Corporation 2001 Long-Term Incentive Plan and the GlobalSantaFe Corporation 2003 Long-Term Incentive Plan, as amended, are included as Exhibits 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, respectively, to this Current Report on Form 8-K.

Item 8.01. Other Events.

On November 20, 2007, Transocean completed the sale of its Other Deepwater Floater Peregrine I for expected gross proceeds of approximately $300 million and expects to record a gain on the disposal of approximately $230 million. The rig was originally constructed in 1982 and upgraded in 1996 and at the time of sale was under contract with Petrobras offshore Brazil at a dayrate of $115,000 through January 2009.

Forward-Looking Statements

Statements included in this Current Report on Form 8-K regarding expected proceeds and gain and other statements that are not historical facts are forward looking statements. These statements involve risks and uncertainties including, but not limited to, factors detailed in risk factors and elsewhere in our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The audited financial statements of GlobalSantaFe required by Item 9.01(a) of Form 8-K are incorporated herein by reference to GlobalSantaFe’s Annual Report on Form 10-K for the year ended December 31, 2006 and the unaudited financial statements of GlobalSantaFe required by Item 9.01(a) of Form 8-K are incorporated herein by reference to GlobalSantaFe’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

(b)           Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is as set forth below:

Unaudited Pro Forma Condensed Combined Financial Information

Sources of Information

The following unaudited pro forma condensed combined financial statements and related notes present the combined financial statements of Transocean and GlobalSantaFe as if the Transactions contemplated by the Merger Agreement had actually been completed on September 30, 2007 with respect to the balance sheet data or on January 1 of the year presented with respect to the operating results data. The unaudited pro forma financial information has been derived from and should be read together with the historical consolidated financial statements and related notes of Transocean and GlobalSantaFe.

How We Prepared the Unaudited Pro Forma Financial Information

The balance sheet data assume the Transactions had been completed on September 30, 2007, and the operating results data assume the Transactions were completed on January 1 of the year presented. If the Transactions had been completed on the dates assumed in the pro forma condensed combined financial statements, the combined company might have performed differently. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the impact of possible cost savings and operational efficiencies nor do they reflect implementation and integration costs and potential costs of harmonizing employee salary and benefit structures. The unaudited pro forma financial information should not be relied upon as an indication of the financial position or results of operations that the combined company would have achieved had the Transactions taken place earlier or the future results that the combined company will achieve after the Transactions.

Transocean will account for the Reclassification as a reverse stock split and a dividend, which will require restatement of historical weighted average shares outstanding and historical earnings per share for prior periods. Transocean prepared the unaudited pro forma financial information for the Merger using the purchase method of accounting, with Transocean treated as the acquirer. As a result, the assets and liabilities of Transocean remain at historical amounts, without restatement to fair values. The assets and liabilities of GlobalSantaFe are recorded at their preliminary estimated fair values at the assumed date of completion of the Transactions, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The preliminary estimates of fair values are subject to change based on the fair values and the final valuations that will be determined as of the closing date of the Transactions.

The Transocean unaudited pro forma condensed combined financial statements reflect a total purchase price of $17.4 billion, which was calculated using the estimated number of Transocean ordinary shares to be issued in the Merger and a $113.11 per share average trading price of Transocean ordinary shares for a period of time immediately before and after the Transactions were announced, plus estimated cash consideration to be paid to GlobalSantaFe shareholders based on the number of GlobalSantaFe ordinary shares estimated to be outstanding at the time of the Merger and cash consideration of $22.46 per share plus estimated direct Merger costs and expenses and the estimated fair value of GlobalSantaFe stock options and stock appreciation rights assumed by Transocean. The estimated $9.6 billion cash payment to Transocean shareholders, which is characterized as a dividend for accounting purposes, is calculated based on the number of Transocean ordinary shares estimated to be outstanding at the time of the Reclassification.

Transaction Related Expenses

Transocean estimates that it will incur fees and expenses totaling approximately $35 million in connection with the Transactions, and it has included these costs in calculating the pro forma purchase price. Additionally, Transocean estimates that GlobalSantaFe has incurred fees and expenses totaling approximately $41 million related to the Transactions. Transocean expects to incur additional charges and expenses relating to restructuring and integrating the operations of GlobalSantaFe and Transocean, the amount of which has not yet been determined.

Transocean’s Performance Award and Cash Bonus Plan contains a change of control clause that provides for payment of the maximum amount of the award that could have been earned under that plan. As a result, Transocean expects to recognize approximately $45 million in expense. Transocean also expects to recognize approximately $30 million in expense related to accelerating the recognition of share based compensation for existing awards under the Long-Term Incentive Plan that are affected by the Reclassification. In addition, Transocean has established a severance plan, for which it expects to recognize expense of approximately $30 million.

The unaudited pro forma condensed combined statements of operations have not been adjusted for these additional charges and expenses or for other potential cost savings and operational efficiencies that may be realized as a result of the Transactions.

Transocean Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

	September 30, 2007
	Historical		Pro forma		Pro forma
	Transocean	GlobalSantaFe	adjustments		combined
	(In millions)

Assets
Current assets:
Cash and cash equivalents	$618	$449	$—	(A)	$1,067
Marketable securities	—	16	—		16
Accounts receivable, net	1,266	1,083	—		2,349
Materials and supplies, net	179	—	144	(B)	323
Other current assets	160	124	(13	)(C)	271

Total current assets	2,223	1,672	131		4,026
Property and equipment, net	7,971	4,814	7,214	(D)	19,999
Goodwill	2,187	334	6,162	(E)	8,683
Other assets	319	161	672	(F)	1,152

Total assets	$12,700	$6,981	$14,179		$33,860

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$406	$341	$116	(G)	$863
Accrued income taxes	156	20	—		176
Debt due within one year	1,018	2	14,727	(H)	15,747
Other current liabilities	419	247	140	(I)	806

Total current liabilities	1,999	610	14,983		17,592
Long-term debt	1,575	565	8	(J)	2,148
Deferred income taxes, net	57	82	708	(K)	847
Other long-term liabilities	566	234	1,342	(L)	2,142

Total liabilities	4,197	1,491	17,041		22,729
Commitments and contingencies
Minority interest	1	—	—		1
Shareholders’ equity	8,502	5,490	(2,862	)(M)	11,130

Total liabilities and shareholders’ equity	$12,700	$6,981	$14,179		$33,860

See accompanying footnotes to pro forma adjustments.

Transocean Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Nine months ended September 30, 2007
	Historical		Pro forma		Pro forma
	Transocean	GlobalSantaFe	adjustments		combined
	(In millions, except per share amounts)

Operating revenues	$4,300	$3,165	$582	(N)	$8,047
Cost and expenses
Operating and maintenance	1,858	1,588	(2	)(O)	3,444
Depreciation, depletion and amortization	304	252	462	(P)	1,018
General and administrative	82	80	(9	)(Q)	153
	2,244	1,920	451		4,615
Gain from disposal of assets, net	30	—	—		30
Involuntary conversion of long-lived assets, net of related recoveries, loss of hire recoveries and gain on dispositions of equipment	—	57	—		57
Operating income	2,086	1,302	131		3,519

Interest expense, net of amounts capitalized	(93)	(22)	(666	)(R)	(781)
Other income (expense), net	312	22	(17	)(S)	317
Income from continuing operations before income tax expense	2,305	1,302	(552)		3,055
Income tax expense	230	142	8	(T)	380

Income from continuing operations	$2,075	$1,160		$(560)	$2,675

Earnings per share from continuing operations:
Basic	$7.17	$5.09			$8.63
Diluted	$6.91	$5.02			$8.40

Weighted average shares outstanding:
Basic	289	228	(207	)(U)	310
Diluted	301	231	(213	)(U)	319

Historical earnings per share, as restated:
Basic	$10.27			(V)
Diluted	$9.90			(V)

Historical weighted average shares outstanding, as restated for reverse stock split:
Basic	202			(V)
Diluted	210			(V)

See accompanying footnotes to pro forma adjustments.

Transocean Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year ended December 31, 2006
	Historical		Pro forma		Pro forma
	Transocean	GlobalSantaFe	adjustments		combined
	(In millions, except per share amounts)

Operating revenues	$3,882	$3,313	$698	(N)	$7,893
Cost and expenses
Operating and maintenance	2,155	1,931	(4	)(O)	4,082
Depreciation, depletion and amortization	401	305	617	(P)	1,323
General and administrative	90	84	(14	)(Q)	160
	2,646	2,320	599		5,565
Gain from disposal of assets, net	405	—	—		405
Involuntary conversion of long-lived assets, net of related recoveries, loss of hire recoveries and gain on dispositions of equipment	—	117	—		117
Operating income	1,641	1,110	99		2,850

Interest expense, net of amounts capitalized	(115)	(17)	(888	)(R)	(1,020)
Other income (expense), net	81	25	—		106
Income from continuing operations before income tax expense	1,607	1,118	(789)		1,936
Income tax expense	222	112	14	(T)	348

Income from continuing operations	$1,385	$1,006	$(803)		$1,588

Earnings per share from continuing operations:
Basic	$4.42	$4.19			$4.77
Diluted	$4.28	$4.13			$4.65

Weighted average shares outstanding:
Basic	313	240	(220	)(U)	333
Diluted	325	244	(226	)(U)	343

Historical earnings per share, as restated:
Basic	$6.32			(V)
Diluted	$6.13			(V)

Historical weighted average shares outstanding, as restated for reverse stock split:
Basic	219			(V)
Diluted	227			(V)

See accompanying footnotes to pro forma adjustments.

Transocean, Inc.

Unaudited Condensed Pro Forma Financial Statements

Footnotes to Pro Forma Adjustments

(In millions, except per share data or unless otherwise noted)

A summary of the pro forma adjustments to effect the Transactions is as follows:

(A)          Cash and cash equivalents—Represents the pro forma adjustments associated with the following transactions:

Pro forma cash provided by borrowings under Bridge Loan Facility	$14,727
Pro forma cash used in payments to Transocean shareholders	(9,605)
Pro forma cash used in purchasing ordinary shares of GlobalSantaFe, net	(5,062)
Pro forma cash used in payments for debt issue costs	(60)
Pro forma adjustment to cash and cash equivalents, net	$—

(B)           Materials and supplies, net—Represents the pro forma adjustment associated with recording the estimated fair value of materials and supplies.

(C)           Other current assets— Represents the pro forma adjustment required to eliminate historical deferred expenses related to the contract drilling operations.

(D)          Property and equipment, net—Represents the pro forma adjustment to historical amounts to record the estimated fair value of property and equipment, net.

Offshore drilling rigs and related equipment	$7,160
Oil and gas properties	54
Pro forma adjustment to property and equipment, net	$7,214

(E)           Goodwill—The amount of goodwill resulting from the Merger is calculated assuming a purchase price of $17,384, which is based on the estimated Transocean ordinary shares to be issued in the Merger and a $113.11 per share price for each Transocean ordinary share plus estimated direct transaction costs and expenses and the estimated fair market value of GlobalSantaFe’s stock options and stock appreciation rights assumed in the Merger. See Note M. Shareholders’ equity.

The pro forma adjustments to goodwill as follows:

Pro forma elimination of historical GlobalSantaFe goodwill	$(334)
Pro forma goodwill related to the following segments:
Contract drilling services	6,274
Drilling management services	200
Oil and gas properties	22
Pro forma adjustment to goodwill	$6,162

(F)           Other assets— Represents the pro forma adjustment to record the estimated fair value of other assets as follows:

Pro forma intangible assets—drilling management services trade name and customer relationships	$286
Pro forma intangible asset—fair value adjustment to favorable drilling contracts	234
Pro forma adjustment to deferred tax assets resulting from various pro forma adjustments	108
Pro forma deferral of debt issue costs related to the Bridge Loan Facility	60
Pro forma fair value adjustment to pension and other benefit plan assets	22
Pro forma elimination of historical deferred expenses related to contract drilling services	(23)
Pro forma elimination of historical deferred expense related to licensing arrangement	(11)
Pro forma elimination of historical debt issue costs	(4)
Pro forma adjustment to other assets	$672

Pro forma intangible asset—fair value adjustment to favorable drilling contracts represents the estimated fair market value adjustment to the firm drilling contracts in place at the pro forma balance sheet date (see also Note L. Other long-term liabilities). The various factors that result in the pro forma adjustment are (1) the contracted dayrate for each contract, (2) the start date and term of each contract, (3) the rig class, and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The calculated amount is subject to change based on contract positions and market conditions at the effective time of the Merger. This balance will be amortized using the straight-line method over the respective contract term (see Note N. Operating revenues).

(G)           Accounts payable—Represents the pro forma adjustments to accrue liabilities associated with completing the Transactions as follows:

Pro forma effect of GlobalSantaFe severance costs	$51
Pro forma effect of GlobalSantaFe transaction costs	31
Pro forma effect of Transocean transaction costs,	35
Pro forma elimination of historical payables related to licensing arrangement	(1)
Pro forma adjustment to accounts payable	$116

(H)          Debt due within one year—Represents the pro forma adjustment to record the pro forma borrowings under the $15 billion Bridge Loan Facility, which was executed on September 28, 2007 with Goldman Sachs Credit Partners L.P., Lehman Brothers Inc., and the other lenders party thereto. At Transocean’s election, borrowings may be made under the Bridge Loan Facility at either (1) a base rate or (2) the reserve-adjusted Eurodollar rate plus the applicable margin, which is based upon Transocean’s non-credit enhanced senior unsecured public debt rating. The Bridge Loan Facility may be prepaid in whole or in part without premium or penalty. In addition, the Bridge Loan Facility requires mandatory prepayments in an amount equal to 100 percent of the net cash proceeds resulting from any of the following (in each case subject to certain agreed exceptions): (a) the sale or other disposition of any property or assets of Transocean or its subsidiaries above a predetermined threshold; (b) the receipt of certain insurance or condemnation proceeds, (c) certain issuances of equity securities of Transocean or its subsidiaries; and (d) the incurrence of indebtedness for borrowed money by Transocean or its subsidiaries. Transocean expects to refinance the Bridge Loan Facility with permanent financing but may not be able to do so on terms and conditions that are favorable, or at all.

(I)            Other current liabilities—Represents the following pro forma adjustments:

Pro forma effect of modification of Transocean warrants	$89
Pro forma fair value adjustment to pension and other benefit plan liabilities	84
Pro forma elimination of historical deferred revenues associated with contract drilling services	(33)
Pro forma adjustment to other current liabilities	$140

In connection with the Transactions, Transocean amended the warrant agreement to allow warrantholders to receive ordinary shares and a cash payment upon exercise following the Reclassification. Transocean currently believes this cash payment feature will result in a reclassification from permanent equity. The amount reclassified as a pro forma adjustment was calculated based on a $33.03 per share cash payment and the number of warrants outstanding at September 30, 2007 and is subject to change depending on the actual number of warrants outstanding at the closing date of the Transactions.

(J)            Long-term debt—Represents the pro forma adjustment to historical amounts related to the estimated fair value of GlobalSantaFe’s outstanding debt.

(K)          Deferred income tax assets and liabilities—Represents the pro forma adjustment to record the estimated incremental deferred income taxes, which reflects the pro forma tax effect of the difference between the preliminary fair value of GlobalSantaFe’s assets, other than goodwill, and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities.

(L)           Other long-term liabilities—Represents the following pro forma adjustments:

Pro forma intangible liability—fair value adjustment to unfavorable drilling contracts	$1,421
Pro forma elimination of historical deferred revenues associated with contract drilling services	(72)
Pro forma fair value adjustment to pension and other benefit plan liabilities	(7)
Pro forma adjustment to other long-term liabilities	$1,342

The pro forma intangible liability—fair value adjustment to unfavorable drilling contracts represents the estimated fair market value adjustment for firm drilling contracts in place at the pro forma balance sheet date. See also Note F. Other assets and Note N. Operating revenues.

(M)         Shareholders’ equity—Represents the following pro forma adjustments:

Pro forma effect of the Reclassification	$(9,605)
Pro forma purchase price of GlobalSantaFe’s ordinary shares	17,384
Pro forma elimination of historical book value of GlobalSantaFe shareholders’ equity	(5,490)
Pro forma cash consideration to GlobalSantaFe shareholders	(5,062)
Pro forma effect of modification of Transocean warrants	(89)
Pro forma adjustment to shareholders’ equity	$(2,862)

Immediately prior to the effective time of the Merger, each outstanding Transocean ordinary share was reclassified by way of a scheme of arrangement under Cayman Islands law into (1) 0.6996 Transocean ordinary shares and (2) $33.03 in cash. At the effective time of the Merger, each outstanding ordinary share of GlobalSantaFe was exchanged for (1) 0.4757 Transocean ordinary shares after giving effect to the Reclassification and (2) $22.46 in cash.

Pro forma estimated value of Transocean shares to be issued	$12,128
Pro forma cash consideration to GlobalSantaFe shareholders	5,062
Pro forma fair value of converted GlobalSantaFe stock options and stock appreciation rights	159
Pro forma effect of Transocean transaction costs	35
Total pro forma purchase price	$17,384

An independent appraisal firm has been engaged to assist Transocean in finalizing the allocation of the purchase price, which is preliminarily based on estimates of fair values and is subject to change based on the fair values and the final valuations that will be determined as of the closing date of the Transactions. Transocean has used the following estimated allocation for purposes of the unaudited pro forma condensed combined financial statements:

Historical net book value of GlobalSantaFe	$5,490
Pro forma fair value adjustment of property and equipment—contract drilling services, net	7,160
Pro forma fair value adjustment of property and equipment—oil and gas properties, net	54
Pro forma fair value adjustment of materials and supplies, net	144
Pro forma fair value adjustment of defined benefit plans, net	(55)
Pro forma elimination of historical deferred revenues associated with contract drilling services	105

Pro forma elimination of historical deferred expenses associated with contract drilling services	(36)
Pro forma adjustment to deferred income taxes resulting from various pro forma adjustments, net	(600)
Pro forma effect of transaction costs	(66)
Pro forma estimated GlobalSantaFe severance costs	(51)
Pro forma adjustment to goodwill	6,162
Pro forma fair value adjustment to drilling contracts, net	(1,187)
Pro forma adjustment to other intangible items, net	286
Other, net	(22)
Total pro forma purchase price	$17,384

(N)          Operating revenues—The pro forma adjustment to revenues is related to the amortization of the pro forma fair value adjustment to drilling contracts (see Note F. Other assets and Note L. Other long-term liabilities). Transocean will amortize the balances using the straight-line method over the term of each drilling contract, which will result in an uneven recognition over future periods. Pro forma future amortization of customer drilling contracts is as follows, assuming a September 30, 2007 effective date of the Transactions:

Years ending December 31,
2007	$220
2008	586
2009	229
2010	59
2011	25
Thereafter	68
Total	$1,187

(O)          Operating and maintenance—Represents the pro forma adjustment to eliminate the GlobalSantaFe historical expense related to the licensing arrangement entered into between Transocean and GlobalSantaFe for the nine months ended September 30, 2007 and for the year ended December 31, 2006. See also Note S. Other income (expense), net.

(P)           Depreciation, depletion and amortization—Represents the following pro forma adjustments:

	Nine months ended September 30, 2007	Year ended December 31, 2006
Pro forma depreciation of offshore drilling rigs and related equipment	$439	$585
Pro forma amortization of intangible assets—drilling management services	14	18
Pro forma depletion of oil and gas properties	10	14
Pro forma elimination of historical amortization expense related to the licensing arrangement	(1)	—
Pro forma adjustment to depreciation, depletion and amortization	$462	$617

GlobalSantaFe’s property and equipment consisted primarily of offshore drilling rigs and related equipment and oil and gas properties. The pro forma depreciation adjustment relates primarily to the pro forma adjustment to fair value of GlobalSantaFe’s offshore drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. Transocean estimated remaining useful lives for the drilling units ranging from 10 to 33 years based on original estimated useful lives of 30 to 35 years and consistent with its significant accounting policies.

(Q)          General and administrative— Represents the pro forma adjustment to reduce expense in connection with the pro forma fair value adjustments to the pension and postretirement benefit plans.

(R)           Interest expense, net of amounts capitalized—Represents the pro forma interest expense associated with the Bridge Loan Facility (see Note H. Debt due within one year) assuming that the full balance of the Bridge Loan Facility is outstanding until the stated maturity with an interest rate of 5.63 percent. The interest rate is based on the 3-month London Interbank Offer Rate of 5.23 percent, available at September 30, 2007, plus the applicable margin. A 0.125 percent change in the assumed interest rate would have a corresponding effect of $14 and $18 on pro forma interest expense for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

(S)           Other income (expense), net—The pro forma adjustment represents the elimination of Transocean historical income related to the licensing arrangement between Transocean and GlobalSantaFe for the nine months ended September 30, 2007.

(T)           Income taxes—Represents the incremental deferred provision associated with pro forma adjustments.

(U)          Weighted average shares outstanding— Represents pro forma adjustments as follows:

	Nine months ended September 30, 2007	Year ended December 31, 2006
Pro forma effect of the Reclassification	(87)	(94)
Pro forma effect of exchanging GlobalSantaFe shares using the exchange ratio	(120)	(126)
Pro forma adjustment to weighted average shares outstanding – basic	(207)	(220)

Pro forma effect of the Reclassification	(91)	(98)
Pro forma effect of exchanging GlobalSantaFe shares using the exchange ratio and assuming GlobalSantaFe stock options and stock appreciation rights	(122)	(128)
Pro forma adjustment to weighted average shares outstanding – diluted	(213)	(226)

(V)           Restated historical weighted average shares outstanding and earnings per share—Historical weighted average shares outstanding and earnings per share are restated to reflect the reverse stock split resulting from the Reclassification in accordance with accounting principles generally accepted in the United States. Restated weighted average shares outstanding is recalculated based on the ratio of 0.6996 for each share outstanding in accordance with the merger agreement.

(d)           Exhibits.

The following exhibits are filed herewith:

2.1           Agreement and Plan of Merger dated as of July 21, 2007 among Transocean Inc., GlobalSantaFe Corporation and Transocean Worldwide Inc. (incorporated herein by reference to Exhibit 2.1 to Transocean’s Current Report on Form 8-K filed on July 23, 2007).

3.1           Transocean Amended and Restated Memorandum of Association (incorporated herein by reference to Annex E to the Joint Proxy Statement of Transocean and GlobalSantaFe filed on October 3, 2007).

3.2           Transocean Amended and Restated Articles of Association (incorporated herein by reference to Annex F to the Joint Proxy Statement of Transocean and GlobalSantaFe filed on October 3, 2007).

4.1           Five-Year Revolving Credit Agreement dated November 27, 2007 among Transocean Inc., as borrower, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders and as issuing bank of letters of credit, Citibank, N.A., as syndication agent for the lenders and as an issuing bank of letters of credit, Calyon Corporate and Investment Bank, as co-syndication agent, and Credit Suisse, Cayman Islands Branch and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents for the lenders.

4.2           Amendment to Warrant Agreement dated November 27, 2007 between Transocean Inc. and The Bank of New York.

4.3           Indenture dated as of February 1, 2003, between GlobalSantaFe Corporation and Wilmington Trust Company, as trustee, relating to debt securities of GlobalSantaFe Corporation (incorporated by reference to Exhibit 4.9 to GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.4           Supplemental Indenture dated November 27, 2007 among Transocean Worldwide Inc., GlobalSantaFe Corporation and Wilmington Trust Company, as trustee, to the Indenture dated as of February 1, 2003 between GlobalSantaFe Corporation and Wilmington Trust Company.

4.5           Form of 7% Note Due 2028 (incorporated herein by reference to Exhibit 4.2 of Global Marine Inc.’s Current Report on Form 8-K (Commission File No. 1-5471) dated May 20, 1998).

4.6           Terms of 7% Note Due 2028 (incorporated herein by reference to Exhibit 4.1 of Global Marine Inc.’s Current Report on Form 8-K (Commission File No. 1-5471) dated May 20, 1998).

4.7           Indenture dated as of September 1, 1997, between Global Marine Inc. and Wilmington Trust Company, as Trustee, relating to Debt Securities of Global Marine Inc. (incorporated herein by reference to Exhibit 4.1 of Global Marine Inc.’s Registration Statement on Form S-4 (No. 333-39033) filed with the Commission on October 30, 1997); First Supplemental Indenture dated as of June 23, 2000 (incorporated herein by reference to Exhibit 4.2 of Global Marine Inc.’s Quarterly Report on Form 10-Q (Commission File No. 1-5471) for the quarter ended June 30, 2000); Second Supplemental Indenture dated as of November 20, 2001 (incorporated herein by reference to Exhibit 4.2 to GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).

4.8           Form of 5% Note due 2013 (incorporated herein by reference to Exhibit 4.10 to GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.9           Terms of 5% Note due 2013 (incorporated herein by reference to Exhibit 4.11 to GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.10         Credit Agreement dated as of September 28, 2007 among Transocean Inc., the lenders party thereto and Goldman Sachs Credit Partners, L.P. as Administrative Agent, Lehman Commercial Paper Inc. as Syndication Agent, Citibank, N.A., Calyon Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Goldman Sachs Credit Partners, L.P. and Lehman Brothers Inc. as Joint Lead Arrangers and Joint Bookrunners (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Transocean filed on October 1, 2007).

4.11         Amendment No.1, dated November 21, 2007, to Credit Agreement dated as of September 28, 2007 among Transocean Inc., the lenders party thereto and Goldman Sachs Credit Partners, L.P. as Administrative Agent, Lehman Commercial Paper Inc. as Syndication Agent, Citibank, N.A., Calyon Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Goldman Sachs Credit Partners, L.P. and Lehman Brothers Inc. as Joint Lead Arrangers and Joint Bookrunners.

10.1         Form of Novation Agreement dated as of November 27, 2007 by and among GlobalSantaFe Corporation, Transocean Offshore Deepwater Drilling Inc. and certain executives.

10.2         Form of Severance Agreement with GlobalSantaFe Corporation Executive Officers (incorporated herein by reference to Exhibit 10.1 to GlobalSantaFe Corporation’s Current Report on Form 8-K/A filed on July 26, 2005).

10.3         Transocean Special Transition Severance Plan for Shore-Based Employees.

10.4         Global Marine Inc. 1989 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.6 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1988); First Amendment (incorporated herein by reference to Exhibit 10.6 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1990); Second Amendment (incorporated herein by reference to Exhibit 10.7 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1991); Third Amendment (incorporated herein by reference to Exhibit 10.19 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1993); Fourth Amendment (incorporated herein by reference to Exhibit 10.16 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1994);

Fifth Amendment (incorporated herein by reference to Exhibit 10.1 of Global Marine Inc.’s Quarterly Report on Form 10-Q (Commission File No. 1-5471) for the quarter ended June 30, 1996); Sixth Amendment (incorporated herein by reference to Exhibit 10.18 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1996).

10.5         Global Marine Inc. 1990 Non-Employee Director Stock Option Plan (incorporated herein by reference to Exhibit 10.18 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1991); First Amendment (incorporated herein by reference to Exhibit 10.1 of Global Marine Inc.’s Quarterly Report on Form 10-Q (Commission File No. 1-5471) for the quarter ended June 30, 1995); Second Amendment (incorporated herein by reference to Exhibit 10.37 of Global Marine Inc.’s Annual Report on Form 10-K (Commission File No. 1-5471) for the year ended December 31, 1996).

10.6         1997 Long-Term Incentive Plan (incorporated herein by reference to GlobalSantaFe Corporation’s Registration Statement on Form S-8 (No. 333-7070) filed June 13, 1997); Amendment to 1997 Long Term Incentive Plan (incorporated herein by reference to GlobalSantaFe Corporation’s Annual Report on Form 20-F for the calendar year ended December 31, 1998); Amendment to 1997 Long Term Incentive Plan dated December 1, 1999 (incorporated herein by reference to GlobalSantaFe Corporation’s Annual Report on Form 20-F for the calendar year ended December 31, 1999).

10.7         GlobalSantaFe Corporation 1998 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.1 of Global Marine Inc.’s Quarterly Report on Form 10-Q (Commission File No. 1-5471) for the quarter ended March 31, 1998); First Amendment (incorporated herein by reference to Exhibit 10.2 of Global Marine Inc.’s Quarterly Report on Form 10-Q (Commission File No. 1-5471) for the quarter ended June 30, 2000).

10.8         GlobalSantaFe Corporation 2001 Non-Employee Director Stock Option and Incentive Plan (incorporated herein by reference to GlobalSantaFe Corporation’s Registration Statement on Form S-8 (No. 333-73878) filed November 21, 2001).

10.9         GlobalSantaFe Corporation 2001 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to GlobalSantaFe Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

10.10       GlobalSantaFe 2003 Long-Term Incentive Plan (as Amended and Restated Effective June 7, 2005) (incorporated herein by reference to Exhibit 10.4 to GlobalSantaFe Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

10.11       Transocean U.S. Supplemental Retirement Benefit Plan, as amended and restated, effective as of November 27, 2007.

10.12       GlobalSantaFe Pension Equalization Plan, as amended and restated, effective November 27, 2007.

15.1         Awareness Letter of PricewaterhouseCoopers LLP.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Netherland, Sewell & Associates, Inc.

23.3         Consent of DeGolyer and MacNaughton.

99.1         Press Release dated November 26, 2007.

99.2         Press Release dated November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: December 3, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel
and Corporate Secretary